EXHIBIT 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE HARVARD BIOSCIENCE, INC.

2000 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:

Grant Date:

Expiration Date:

Pursuant to the Harvard Bioscience, Inc., 2000 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Harvard Bioscience, Inc., (the “Company”) hereby grants to the Optionee named above, who is a Director of the Company but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1.             Vesting.  No portion of this Stock Option may be exercised until this Stock Option shall have vested.  Except as set forth below, this Stock Option shall be vested and exercisable as to            shares on the first anniversary of the Grant Date, vested and exercisable as to             shares on the second anniversary of the Grant Date and vested and exercisable as to               shares on the third anniversary of the Grant Date.

In the event of the termination of the Optionee’s service as a director of the Company because of Disability (as defined below) or death, this Stock Option shall become immediately vested and exercisable in full, whether or not vested and exercisable at such time.  Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.  The term “Disability” shall mean that condition described in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).  In the event of a dispute, the determination of Disability will be made by the Administrator (as defined in Section 2(a) of the Plan) in good faith and with the advice of a physician competent in the area to which such Disability relates.

2.             Exercise of Stock Option.

(a)           The Optionee exercise this Option only in the following manner:  from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above.  Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b)           Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of the shares subject to this Stock Option, or to have any of the rights of a holder, unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)           Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.             Termination as Director.  If the Optionee ceases to be a Director of the Company, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)         Termination by Reason of Death.  If the Optionee ceases to be a Director by reason of death, any Stock Option held by the Optionee may be exercised by his or her legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.

(b)           Other Termination.  If the Optionee ceases to be a Director for any reason other than Cause (as defined below) or death, any Stock Option held by the Optionee may be exercised for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.  The term “Cause” shall mean a vote of the Board resolving that the Optionee should be dismissed as a result of:  (i) the commission of any act by the Optionee constituting financial dishonesty against the Company (which act would be chargeable as a crime under applicable law); (ii) the Optionee’s engaging in any other act or dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties whom it does or might do business, or (B) expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Optionee to follow the directives of the Board; or (iv) any material misconduct, violation of the Company’s policies, or willful and deliberate non-performance of duty by the Optionee in connection with the business affairs of the Company.

4.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.             Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.             Miscellaneous

(a)   Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party subsequently furnish to the other party in writing.

(b)   This Stock Option does not confer upon the Optionee any rights with respect to continuance as a Director.

(c)   Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

HARVARD BIOSCIENCE, INC.

By:
Name: Bryce Chicoyne
Title: Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address: